Exhibit E

THIS WARRANT AND ANY SHARES OF SERIES B PREFERRED STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND ANY SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED FOR SALE, RESOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED ONLY (I) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. CELLULAR DYNAMICS INTERNATIONAL, INC. MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT ANY TRANSFER IS IN COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS AS A CONDITION TO ANY TRANSFER OF SUCH SECURITIES.

THE WARRANT SHARES (AS DEFINED BELOW) WILL BE SUBJECT TO CERTAIN PROVISIONS THAT CONTINUE IN EFFECT AFTER AN INITIAL PUBLIC OFFERING (AS DEFINED BELOW), ALL AS SET FORTH IN THE SHAREHOLDERS AGREEMENT (AS DEFINED BELOW). A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF CELLULAR DYNAMICS INTERNATIONAL, INC. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SHAREHOLDERS AGREEMENT. THE HOLDER OF THIS WARRANT BY ACCEPTANCE OF THIS WARRANT, AGREES TO BE BOUND BY ALL SUCH PROVISIONS OF THE SHAREHOLDERS AGREEMENT.

Dated: June 27, 2013

TRANCHE 1 WARRANT

To Purchase Series B Preferred Stock of

CELLULAR DYNAMICS INTERNATIONAL, INC.,

a Wisconsin corporation

THIS IS TO CERTIFY that Sixth Floor Investors LP, a Delaware limited partnership (the “Holder”), having its principal place of business at 3555 Timmons Lane, Suite 800, Houston, TX 77027 or its registered assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase 267,274 shares of Series B Preferred Stock, $0.01 par value, of Cellular Dynamics International, Inc., a Wisconsin corporation (the “Company”), at a price per share initially equal to the Initial Public Offering price at which the underwriters initially sell Common Stock to the public; provided, however, that, in the event that the Company fails to consummates an Initial Public Offering prior to August 1, 2013, such price per share instead shall initially be equal to $1.30 (the “Exercise Price”) and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions set forth herein. The foregoing Exercise Price and number of shares of Series B Preferred Stock purchasable hereunder are subject to adjustment as hereinafter set forth.

This Warrant has been issued by the Company in connection with that certain Credit Agreement of even date herewith among the Company, the Persons from time to time parties thereto, as Lenders thereunder, and Sixth Floor, in its capacity as Administrative Agent for such Lenders (as such Credit Agreement same may be amended, restated, refinanced or otherwise modified from time to time, the “Credit Agreement”) in consideration of the loans to the Company by the initial Holder as provided for in such Credit Agreement.

Capitalized terms used, but not otherwise defined, in this Warrant shall have the respective meanings set forth in Article VIII hereof, or if not therein defined, as given to them in the Credit Agreement. If the Credit Agreement is terminated prior to the termination of this Warrant, such terms shall have the definitions given to them in the Credit Agreement as in effect immediately prior to its termination.

ARTICLE I

EXERCISE OF WARRANT

1.1 Right to Exercise. The registered holder hereof shall have the right, at its option, to exercise this Warrant, in whole or in part, at any time during the period commencing on the date hereof and ending, on June 27, 2023 subject to its earlier expiration in accordance with Section 1.5 hereof (the “Exercise Period”).

1.2 Manner of Exercise; Payment. To exercise this Warrant, the holder hereof shall deliver to the Company (a) a Notice of Exercise duly executed by such holder specifying the number of shares of Series B Preferred Stock to be purchased, (b) an amount equal to the aggregate Exercise Price for all shares of Series B Preferred Stock to be purchased pursuant to this Warrant and (c) this Warrant. At the option of such holder, payment of the Exercise Price may be made by (A) either of the Permitted Payment Methods, (B) deduction from the number of shares otherwise to be delivered upon exercise of the Warrant that number of shares of Series B Preferred Stock which has an aggregate Current Market Price on the date of exercise - or if such Series B Preferred Stock is not then publicly traded, an aggregate Fair Value on the date of exercise - equal to the aggregate Exercise Price for all shares to be purchased pursuant to this Warrant or (C) by any combination of the foregoing methods. The exercise of this Warrant and payment of the Exercise Price pursuant to Section 1.2(B) above is intended to qualify as a tax free reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

1.3 Effectiveness of Exercise. This Warrant shall be deemed to have been exercised and the shares of Series B Preferred Stock shall be deemed to have been issued, as of the close of business on the date on which the Notice of Exercise, payment of the Exercise Price (unless a cashless exercise is being effected pursuant to Section 1.2(B)), and this Warrant are received by the Company, and all conditions and required deliveries to the Company, under Article III are satisfied or have been made.

1.4 Issuance of Series B Preferred Stock. Upon the Company’s receipt of all required deliveries hereunder and the satisfaction or all conditions, as applicable, under Article III, the Company shall, as promptly as practicable but in any event within ten Business Days thereafter, cause to be issued and delivered to the holder hereof (or its nominee) or the transferee designated in the Notice of Exercise, a certificate or certificates representing shares of Series B Preferred Stock equal to the aggregate number of shares of Series B Preferred Stock specified in the Notice of Exercise (less any shares in payment of a cashless exercise pursuant to Section 1.2(B)). Such certificate or certificates shall be registered in the name of the holder hereof (or its nominee) or, subject to Article III, in the name of such transferee, as the case may be. If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, issue and deliver to the holder hereof or, subject to Article III, the transferee so designated in the Notice of Exercise, a new Warrant evidencing the rights of the holder hereof or such transferee to purchase the aggregate number of shares of Series B Preferred Stock for which this Warrant shall not have been exercised and this Warrant shall be canceled.

1.5 Treatment of Warrant Upon Acquisition.

For the purpose of this Warrant, “Acquisition” means (a) any sale, license, or other transfer or disposition of all or substantially all of the assets of the Company, or (b) any reorganization, consolidation, or merger of Company, or (c) any sale of Company securities (other than in an Initial Public Offering), in any such case described in (a)-(b) to a third party that is not an Affiliate of the Company (or of any of the Company’s existing security holders), where the holders of Company’s securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving or acquiring entity after the transaction.

In the event of an Acquisition, the Holder may either (a) exercise this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) permit the Warrant to expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of any proposed Acquisition together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice, which is to be delivered to the Holder not less than twenty (20) days prior to the closing of the proposed Acquisition.

1.6 Fractional Shares. The Company shall not issue fractional shares of Series B Preferred Stock upon any exercise of this Warrant. The Company shall purchase from the holder any fractional shares otherwise issuable upon exercise at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest .001 of a share) by the Exercise Price calculated as of the date of the Notice of Exercise. Payment of such amount shall be made at the time of delivery of any certificate or certificates deliverable upon such exercise, in cash or by check payable to the order of the holder hereof or, subject to Article III, the transferee designated in the Notice of Exercise, as the case may be.

1.7 Continued Validity. A holder of shares of Series B Preferred Stock issued upon the whole or partial exercise of this Warrant shall continue to be entitled to all rights to which a holder of this Warrant is entitled with respect to such stock pursuant to the provisions hereof. The Company agrees and acknowledges that each such holder of such issued Warrant Shares shall be and is hereby deemed to be a third party beneficiary of this Warrant.

ARTICLE II

REGISTRATION, TRANSFER AND EXCHANGE

The Company shall keep at its principal office a register in which it shall record the registration, transfer and exchange of this Warrant in accordance herewith. The holder hereof and the Company shall take such actions as may be necessary from time to time (or as may be reasonably requested by the other party) to effect the proper registration of this Warrant or portions hereof and in connection with any transfer or exchange of this Warrant or portions hereof. All Warrants issued upon any registration of transfer or exchange of Warrants or portions hereof in accordance herewith shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity satisfactory to the Company, and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor and denomination. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and the holder hereof for all purposes.

ARTICLE III

RESTRICTIONS ON TRANSFER

3.1 Notice of Proposed Transfer. Neither this Warrant nor any Warrant Shares shall be transferable without prior written notice to the Company except, subject to the other provisions of this Article III, (a) to an Affiliate of the holder hereof, (b) to a successor to the holder hereof as a result of a merger or consolidation with, or sale of all or substantially all of the stock or assets of, the holder hereof, or (c) to any Person if the holder hereof shall also transfer or assign to such person all or a part of its interest in the Credit Agreement.

3.2 Condition of Transfer or Exercise of Warrant. Notwithstanding any term or implication herein to the contrary, it shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, the Holder shall provide the Company with a representation in writing that the Holder or transferee is acquiring this Warrant and/or the shares of Series B Preferred Stock to be issued upon exercise for investment purposes only and not with a view to any sale or distribution, or will provide the Company with a statement of pertinent facts covering any proposed distribution. Each certificate evidencing the shares issued upon exercise of this Warrant or upon any transfer of the any or all of the shares of Series B Preferred Stock issuable upon exercise of this Warrant (other than a transfer registered under the Securities Act or any subsequent transfer of shares so registered) shall, at the Company’s option, if the Shares are not freely saleable under Rule 144 under the Securities Act, contain a legend in form and substance satisfactory to the Company and its counsel, restricting the transfer of the shares to sales or other dispositions exempt from the requirements of the Securities Act. As a further condition to each transfer, at the request of the Company, the Holder shall surrender this Warrant to the Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

3.3 Rights of Series B Preferred Stock. The shares of Series B Preferred Stock issuable upon the exercise of the Warrant will be subject to the rights, preferences and limitations with respect to such class and series as are set forth in the Articles of Incorporation and will be subject to (and enjoy the benefits of) the provisions of the Shareholders Agreement (that as provided therein continue in effect beyond the termination of such agreement upon an Initial Public Offering) and the Registration Rights Agreement. As a condition to the receipt of any of the Warrant Shares upon the exercise hereof and as set forth in the Notice of Exercise, the Holder if not already a party to such agreement agrees to execute and deliver counterpart signature pages to the Shareholders Agreement (if then in effect) and the Registration Rights Agreement acknowledging and agreeing that the Holder is bound by such agreement expressly for the benefit of the Company and the other parties thereto.

3.4 Legend on Warrants and Certificates.

The Warrant Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. IN ADDITION, ANY TRANSFER OF THESE SHARES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT DATED AS OF JUNE 27, 2013 ORIGINALLY ISSUED BY CELLULAR DYNAMICS INTERNATIONAL, INC. (THE “COMPANY”) TO SIXTH FLOOR INVESTORS LP TO PURCHASE SHARES OF SERIES B PREFERRED STOCK, $0.01 PAR VALUE, OF THE COMPANY. A COPY OF THE FORM OF SUCH WARRANT IS ON FILE WITH THE SECRETARY OF THE COMPANY AT 525 SCIENCE DRIVE, MADISON, WISCONSIN 53711 AND WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT SUCH ADDRESS.”

The Company need not enter into its stock records a transfer of Warrant Shares unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to allow the transfer of any of the Warrant Shares unless the conditions specified in the foregoing legend are satisfied.

3.5 Termination of Restrictions. The restrictions imposed under this Article III upon the transferability of this Warrant or Warrant Shares shall cease when (a) a registration statement covering such Warrant Shares becomes effective under the Securities Act or (b) the Company receives an opinion of counsel acceptable to the Company that such restrictions are no longer required in order to ensure compliance with the Securities Act. When such restrictions terminate, the Company shall, or shall instruct its transfer agent and registrar to, issue new certificates in the name of the holder not bearing the legend required under Section 3.4.

ARTICLE IV

ADJUSTMENT PROVISIONS

4.1 Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows

(a) Reclassification or Merger. In case of (i) any reclassification or change of securities of the class or series issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any merger or consolidation of the Company with or into another corporation that is not an Acquisition (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any transfer of all or substantially all of the assets of the Company which is not an Acquisition, the Company, or such successor, purchaser or transferee, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder of this Warrant), the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of this Warrant, and in lieu of the shares of Series B Preferred Stock theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or consolidation or transfer by a holder of the number of shares of Series B Preferred Stock then purchasable under this Warrant. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.1. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and consolidations and transfers.

(b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Series B Preferred Stock, the Exercise Price shall be proportionately decreased and the number of shares of Series B Preferred Stock issuable hereunder shall be proportionately increased in the case of a subdivision and the Exercise Price shall be proportionately increased and the number of shares of Series B Preferred Stock issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to shares of Series B Preferred Stock payable in shares of Series B Preferred Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Series B Preferred Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Series B Preferred Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to shares of Series B Preferred Stock (except any distribution specifically provided for in Sections 4.1(a) and 4.1(b), then, in each such case, provision shall be made by the Company such that the Holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the Holder of the shares of Series B Preferred Stock issuable upon exercise of this Warrant as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

(d) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

(e) Adjustment for Dilutive Issuance. The Exercise Price and the number of shares of Series B Preferred Stock issuable upon exercise of this Warrant and, prior to any conversion of Series B Preferred Stock contemplated in Section 4.3, the number of shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock, shall be subject to adjustment, from time to time in the manner set forth in the Articles of Incorporation as if the shares of Series B Preferred Stock were issued and outstanding on and as of the date of any such required adjustment.

4.2 Notice of Adjustments. Whenever the Exercise Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 4.1 hereof, the Company shall prepare a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 10.3 hereof.

4.3 Conversion of Series B Preferred Stock. In the event that the Series B Preferred Stock becomes automatically or mandatorily converted into Common Stock or any other security, this Warrant shall thereupon become exercisable into the number of shares of Common Stock or such other security into which the shares of Series B Preferred Stock underlying this Warrant would have been converted had this Warrant been exercised immediately prior to the automatic or mandatory conversion; and thereafter each reference herein to “Series B Preferred Stock” instead shall be deemed to refer instead to “Common Stock,” except where the context clearly indicates otherwise (e.g., in Article VIII hereof).

ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

The Company hereby represents and warrants to the Initial Holder and each subsequent holder of this Warrant that as of the Closing Date:

5.1 Organization and Capitalization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. The authorized capital of the Company consists of 135,992,548 shares of Common Stock, par value $0.0001 per share, 28,413,291 shares of Series A Preferred Stock, par value $0.01 per share, and 70,789,732 shares of Series B Preferred Stock, par value $0.01 per share. As of the date hereof there are 16,912,145 shares of Common Stock, 28,413,291 shares of Series A Preferred Stock, and 70,512,809 shares of Series B Preferred Stock issued and outstanding, and no shares of the Company’s capital stock are held in its treasury. All the outstanding shares of the Company’s capital stock have been validly issued without violation of any preemptive or similar rights and are fully paid and nonassessable.

5.2 Authority. The Company has full corporate power and authority to execute and deliver this Warrant and to perform all of its obligations hereunder, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

5.3 No Legal Bar. Neither the execution, delivery or performance of this Warrant will (a) conflict with or result in a violation of the articles or certificate of incorporation or bylaws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company, (c) require any consent or authorization or filing with, or other act by or in respect of, any governmental authority, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound.

5.4 Validity of Shares. When issued upon the exercise of this Warrant as contemplated herein, shares of Series B Preferred Stock will have been validly issued and will be fully paid and nonassessable and without violation of any preemptive or similar rights.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

The Holder hereby represents and warrants to the Company with respect to this purchase as follows:

6.1 Investor Sophistication. The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.

6.2 Investment Intent. The Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

6.3 Indefinite Holding Period. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

6.4 Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

6.5 Access to Information. The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with its management and an opportunity to review the Company’s facilities. The Holder understands and agrees that the Company is not making any representations and warranties upon which the Holder may rely in making its decisions to invest in and purchase the Securities except as expressly set forth herein on in the Credit Agreement and herein.

ARTICLE VII

VARIOUS COVENANTS OF THE COMPANY

7.1 No Impairment or Amendment. The Company shall not by any action including, without limitation, amending its articles or certificate of incorporation or by-laws, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant or impair the ability of the holder to realize upon the intended economic value hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company shall (a) not increase the par value of any shares of Series B Preferred Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Series B Preferred Stock upon the valid exercise of this Warrant, (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

7.2 Reservation of Series B Preferred Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, a number of shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock issuable from time to time upon exercise of this Warrant and, prior to any conversion of Series B Preferred Stock contemplated in Section 4.3, the number of shares of Common Stock into which such Series B Preferred Stock may converted. All such shares of Series B Preferred Stock shall be duly authorized and, when issued upon exercise of this Warrant, shall be validly issued and fully paid and nonassessable.

7.3 Certain Expense. The Company shall pay all expenses in connection with, and all taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issuance of this Warrant and certificates for shares of Series B Preferred Stock upon exercise of this Warrant.

ARTICLE VIII

DEFINITIONS

The terms defined in this Article VIII, whenever used in this Warrant, shall have the following respective meanings:

“Articles of Incorporation” means the Company’s Fifth Amended and Restated Articles of Incorporation, as amended (without any breach of the Credit Agreement) as of the Closing Date and as thereafter may be amended or restated from time to time.

“Assignment” means the form of Assignment set forth on Exhibit 1-A.

“Closing Date” means June 27, 2013.

“Commission” means the Securities and Exchange Commission or another Federal agency from time to time administering the Securities Act.

“Common Stock” means shares of the Company’s Common Stock, par value $0.0001 per share.

“Current Market Price” as to any security on any date specified herein means the average of the daily closing prices for the thirty (30) consecutive trading days before such date excluding any trades which are not bona fide arm’s length transactions. The closing price for each day shall be (i) the mean between the closing high bid and low asked quotations of any such security in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company, (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for any such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Company, or (iii) if any such security is listed or admitted for trading on any national securities exchange, the last sale price of any such security, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which any such security is listed. If any such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported.

“Fair Value” means the fair value of a Warrant Share as mutually agreed upon by the Company and the Holder.

“Initial Holder” means Sixth Floor Investors LP.

“Initial Public Offering” means the closing of a sale of shares of Common Stock for cash pursuant to the registration statement initially submitted by the Company to the Commission on a confidential basis on February 26, 2013 and thereafter amended and publicly filed with, and declared effective by, the Commission which subjects the Company to Section 12(g) of the Securities Exchange Act of 1934, as amended.

“Notice of Exercise” means the form of Notice of Exercise set forth on Exhibit 1-B.

“Permitted Payment Methods” means either of (i) wire transfer of immediately available funds to an account in a bank located in the United States designated by the payee for such purpose or (ii) delivery of a certified or official bank check.

“Preferred Stock” means the Series A Preferred Stock and the Series B Preferred Stock.

“Registration Rights Agreement” means the Fourth Amended and Restated Registration Rights Agreement dated as of November 1, 2012 among the Company and the other Persons parties thereto, as may be amended from time to time in accordance therewith.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.01 per share, any stock into which such stock shall have been changed or any stock resulting from any reclassification of such stock.

“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.01 per share, any stock into which such stock shall have been changed or any stock resulting from any reclassification of such stock.

“Shareholders Agreement” means the Fifth Amended and Restated Shareholders Agreement dated as of November 1, 2012 among the Company and the other Persons parties thereto, as may be amended from time to time in accordance therewith; it being understood that it is contemplated pursuant to it that such agreement will terminate upon an Initial Public Offering but with certain provisions continuing in effect beyond such termination as provided therein.

“Warrant” means this Warrant dated as of Closing Date issued to the Initial Holder and all warrants issued upon the transfer of, or in substitution for, any such warrant.

“Warrant Shares” means the number of shares of Series B Preferred Stock issuable from time to time upon exercise of this Warrant and any shares of Series B Preferred Stock issued upon exercise of this Warrant.

Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders, and the words “herein,” “hereof,” and “hereunder”

and words of similar import shall refer to this instrument as a whole, including any amendments hereto. Unless specified otherwise, all Article, Section and Exhibit references shall be to the Articles, Sections and Exhibits of or to this Warrant.

ARTICLE IX

MISCELLANEOUS

9.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder’s rights, powers or remedies.

9.2 Holder Not a Shareholder. Prior to the exercise of this Warrant as hereinbefore provided, the holder hereof shall not be entitled to any of the rights of a shareholder of the Company including, without limitation, the right as a shareholder to (a) vote on or consent to any proposed action of the Company or (b) receive (i) dividends or any other distributions made to shareholders, (ii) notice of or attend any meetings of shareholders of the Company or (iii) notice of any other proceedings of the Company.

9.3 Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made (a) when sent by confirmed facsimile transmission if sent during normal business hours of the party to receive such communication and, if not, then on the next business day, (b) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, when addressed to: (i) the holder of this Warrant or any issued Warrant Shares at its last known address appearing on the books of the Company maintained for such purpose or (ii) the Company at its principal office at 525 Science Drive, Madison, Wisconsin 53711, with a copy to Godfrey & Kahn, S.C., 780 N. Water Street, Milwaukee, WI 53202, Attn: Anna M. Geyso, Fax No.: (414) 273-5198. The holder of this Warrant and the Company may each designate a different address by notice to the other pursuant to this Section 9.3.

9.4 Like Tenor. All Warrants shall at all times be identical, except as to the Preamble.

9.5 Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

9.6 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder hereof and (to the extent provided herein) the holders of the Warrant Shares issued upon exercise of this Warrant, and shall be enforceable by any such holder, all as and to the extent provided herein including Article III hereof.

9.7 Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

9.8 Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

9.9 Amendment. This Warrant may not be modified or amended except by written agreement of the Company and the holder hereof.

9.10 Headings. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

9.11 GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF WISCONSIN.

IN WITNESS WHEREOF, this Warrant has been executed by the Company as of the Closing Date.

CELLULAR DYNAMICS
INTERNATIONAL, INC.

By:	/s/ David S. Snyder
	Name:	David S. Snyder
	Title:	Executive Vice President and Chief Financial Officer

Exhibit 1-A

ASSIGNMENT FORM

(To be executed only upon the assignment of the attached Warrant)

FOR VALUE RECEIVED, the undersigned registered holder of the attached Warrant hereby sells, assigns and transfers unto                             , whose address is                             , all of the rights of the undersigned under the attached Warrant, with respect to [                ] shares of Series B Preferred Stock of Cellular Dynamics International, Inc. (the “Company”) and, if such shares of Series B Preferred Stock do not include all the shares of Series B Preferred Stock issuable as provided in the attached Warrant, requests that a new Warrant of like tenor for the number of shares of Series B Preferred Stock of the Company not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint                      attorney to register such transfer on the books of the Company maintained for that purpose, with full power of substitution in the premises.

Dated:             ,

By:
(Signature of Registered Holder)

Exhibit 1-B

NOTICE OF EXERCISE FORM

(To be executed only upon partial or full exercise of the attached Warrant)

The undersigned registered holder of the within Warrant irrevocably exercises the attached Warrant for and purchases [                ] shares of Series B Preferred Stock of Cellular Dynamics International, Inc. (the “Company”) and herewith makes payment therefor [in the amount of $            ] [or in the case of a cashless exercise: by deduction of                  shares in accordance with Section 1.2(B) of the attached Warrant], all at the price and on the terms and conditions specified in the attached Warrant, and requests that a certificate (or [                    ] certificates in denominations of [                ] shares) for the shares of Series B Preferred Stock hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b)                             , whose address is                             , and, if such shares of Series B Preferred Stock do not include all the shares of Series B Preferred Stock issuable as provided in the attached Warrant, that a new Warrant of like tenor for the number of shares of Series B Preferred Stock of the Company not being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b)                             , whose address is                             .

Dated:             ,

By:
(Signature of Registered Holder)